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                                                                     Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 6, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Reports to Shareholders of Schwab Money Market Portfolio TM, Schwab MarketTrack Growth Portfolio II TM and Schwab S&P 500 Portfolio (the "Funds"), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California
April 22, 2004